Exhibit 99.1

NEWS RELEASE

For Additional Information Contact:

Joe Meyers

Vice President, Finance

(513) 874-8741

PIERRE FOODS, INC. REPORTS INCREASED SALES IN FIRST QUARTER RESULTS

Cincinnati, Ohio, July 12, 2005 ... Pierre Foods, Inc., a leading manufacturer and marketer of high-quality, differentiated processed food solutions, today reported for its First Quarter Fiscal 2006, net revenues of $107.7 million versus $92.0 million for the same period last year, an increase of 17.1%.  The increase in net revenues for the First Quarter Fiscal 2006 versus the prior year comparable period is primarily due to increased sales volume in most of the Company’s end-market segments, particularly in the National Accounts and Schools business divisions.    Price increases implemented during the Second and Third Quarters of the prior year, in response to higher raw material prices, further drove net revenue growth.

On a pro forma basis, earnings before interest, taxes, depreciation and amortization (EBITDA) increased to $12.4 million for First Quarter Fiscal 2006 from $7.9 million for First Quarter Fiscal 2005, a 57.0% increase. The Company’s First Quarter Fiscal 2005 pro forma results give effect to the acquisition of the Company on June 30, 2004 by an affiliate of Madison Dearborn Partners, LLC (“Acquisition”) and the related financing transactions as if they had occurred at March 7, 2004 (the first day of Fiscal 2005).

The Company reported a net loss of $0.6 million during First Quarter Fiscal 2006 compared with net loss of $0.1 million during First Quarter Fiscal 2005.  The decrease in First Quarter Fiscal 2006 earnings versus First Quarter Fiscal 2005 was primarily due to (i) amortization in First Quarter Fiscal 2006 related to the allocation of the Acquisition purchase price to other intangible assets amounting to $5.8 million; (ii) an increase of $1.3 million in other selling, general and administrative expenses as a result of  increased incentive compensation, (iii) an increase in depreciation expense related to the allocation of the Acquisition purchase price and re-valuation of property, plant and equipment as a result of purchase accounting due to the Acquisition; (iv) an increase in interest expense due to additional debt incurred as a result of the Acquisition; (v) an increase of $0.3 million in freight charges due to higher fuel surcharges; and (vi) a non-cash deferred compensation charge related to the management team’s investment in the Acquisition amounting to $0.1 million. These expense variances in First Quarter Fiscal 2006 versus First Quarter Fiscal 2005 were offset by (i) a decrease in selling, general and administrative expenses related to the previous shareholder’s expenses, as a result of the Acquisition; (ii) improvement in net revenues due to substantial volume growth; (iii) the decrease of start-up costs of $1.4 million associated with a prior year National Accounts restaurant chain customer; and (iv) price increases taken during the prior year, offset by increases in raw material protein prices.

The primary materials used in the Company’s food processing operations include boneless beef, chicken, pork, flour, yeast, seasonings, cheese, breading, soy proteins, and packaging supplies. The following table represents the (increases)/decreases in the weighted average prices, excluding raw materials purchased for those customers with cost-plus pricing, the Company paid for beef, pork, chicken and cheese during First Quarter Fiscal 2006 compared to First Quarter Fiscal 2005 and First Quarter Fiscal 2006 compared to Fourth Quarter Fiscal 2005:

	(Increase)/Decrease	(Increase)/Decrease
	First Quarter	First Quarter
	Fiscal 2006	Fiscal 2006
	Compared to	Compared to
	First Quarter	Fourth Quarter
	Fiscal 2005	Fiscal 2005

Beef	(22.3)%	(4.3)%

Pork	(4.8)%	20.1%

Chicken	44.7%	(2.6)%

Cheese	0.8%	5.1%

Aggregate	0.8%	(1.0)%

As previously announced, Pierre Foods, Inc. will hold a conference call at 10:00 a.m. EDT on Wednesday, July 13, 2005 to discuss First Quarter Fiscal 2006 results.  Interested parties can listen to a live web cast by direct dialing at (800) 818-5264 or visiting www.pierrefoods.com and clicking on the “Pierre Foods First Quarter Earnings Call –  1st Quarter Webcast” link on the home page. It is recommended that access to the live web cast be established 10-15 minutes prior to the scheduled start time. The call will be recorded and available for playback beginning at 1:00 p.m. EDT on Wednesday, July 13, 2005 through midnight on Friday, July 15, 2005 dialing 888-203-1112 or 719-457-0820. The replay passcode is 9718946.  An archived version will be available on the Company’s website in the investor information section.

Pierre Foods, Inc. is a leading manufacturer and marketer of high-quality, differentiated food solutions, focusing on pre-cooked protein products and hand-held convenience sandwiches.  Headquartered in Cincinnati, Ohio, Pierre Foods, Inc. markets its sandwiches under a number of brand names, such as Pierre™, Fast Choice®, Rib-B-Q®, Hot ‘n’ Ready® and Big AZ®, and has licenses to sell sandwiches using well-known brands, such as Checkers®, Krystal®, Tony Roma’s®, NASCAR®, NASCAR CAFE® and Nathan’s Famous®.

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included throughout this news release, the Company has provided information regarding “EBITDA” (a non-GAAP financial measure). “EBITDA” represents income (loss) before interest, taxes, depreciation and amortization. EBITDA and Pro Forma EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as alternatives to net income as indicators of operating performance or to cash flow as measures of liquidity. EBITDA and pro forma EBITDA are included in this press release because they are the bases upon which the Company’s management assesses financial performance. While EBITDA and pro forma EBITDA are frequently used as measures of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculations.  A reconciliation of pro forma net income (loss) to pro forma EBITDA is included in this release.

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “expects,” “anticipates,” “estimates,” and similar expressions identify forward-looking statements.  These statements reflect the Company’s expectations at the time this release was issued and are not guarantees of future performance but instead involve various risks and uncertainties.  Actual events and results may differ materially from those described in the forward-looking statements.  Among the factors that could cause material differences are the ability of the Company to generate cash flows to meet its debt service obligations, increases in the price of raw materials, particularly beef, chicken, pork and cheese, a decline in meat consumption or in the consumption of processed foods, outbreaks of disease among cattle, chicken or pigs, changes in applicable governmental regulations, such as the USDA’s Commodity Reprocessing Program, work stoppages or interruptions, the ability of the Company to comply with the financial covenants and other provisions of its financing arrangements, and other risks detailed from time to time in the Company’s periodic SEC reports. The Company undertakes no obligation to update or revise any forward-looking statement.

PIERRE FOODS, INC.

CONDENSED STATEMENTS OF OPERATIONS

Unaudited

(in thousands)

	Successor Pierre	Predecessor Pierre
	First Quarter	First Quarter
	Fiscal 2006	Fiscal 2005

Sales	$107,735	$92,013
Cost of goods sold	78,341	67,045
Selling, general and administrative expenses	17,038	18,839
Depreciation and amortization	7,901	1,186
Interest expense	5,472	4,783
Other income, net	27	—
Loss on disposition of property, plant & equipment	—	340
Loss before taxes	(990)	(180)
Income tax benefit	378	59
Net loss	$(612)	$(121)

The following supplemental pro forma financial information is provided to present the Company’s prior year First Quarter results on a comparable basis to the Company’s current year First Quarter results.  The unaudited pro forma consolidated financial data set forth below was derived from the application of pro forma adjustments to the Company’s historical financial statements.  We provide the unaudited pro forma financial data for informational purposes only. The unaudited pro forma consolidated financial data do not purport to represent what the Company’s results of operations would have been if these transactions had occurred as of the dates indicated, nor are they indicative of results for any future periods. The adjustments to the unaudited pro forma consolidated statements of operations are based upon available information and certain assumptions that the Company believes are reasonable. You should read the unaudited pro forma consolidated financial data and the accompanying notes in conjunction with the Company’s historical financial statements and the accompanying notes thereto included in the Company’s SEC filings.

PIERRE FOODS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For First Quarter Fiscal 2005 Ended June 5, 2004

(Unaudited)

(in thousands)

		Acquisition
	Historical	Adjustments		Pro Forma

Sales	$92,013	$(8	)(a)	$92,005
Cost of goods sold	67,045	—		67,045
Selling, general and administrative Expenses	18,839	(2,103	)(b)	16,736
Depreciation and amortization	1,186	6,277	(c)	7,463
Interest expense	4,783	130	(d)	4,913
Loss on disposition of property, plant and equipment	340	—		340
Loss before taxes	(180)	(4,312)		(4,492)
Income tax benefit	59	1,621	(e )	1,680
Net loss	$(121)	$(2,691)		$(2,812)

The unaudited pro forma consolidated financial statements for First Quarter Fiscal 2005 presented above give effect to the following adjustments (dollars in thousands):

(a)   To reflect the elimination of revenues related to the operations of Compass Outfitters, which was retained by the selling shareholders following the Acquisition.

(b)   To reflect the elimination of (1) $79 of selling, general and administrative expenses relating to Compass Outfitters, which was retained by the selling shareholders following the Acquisition; (2) $926 of compensation expense for the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (3) $733 of travel and entertainment expenses incurred by the selling shareholders and other personnel who were terminated in connection with the Acquisition and will not be replaced; (4) $342 related to the leasing of an aircraft from Columbia Hill Aviation, LLC, which was formerly a subsidiary of PF Management, which was retained by the selling shareholders; (5) $144 of rent expense, maintenance and other occupancy costs associated with the lease of an office building from a related party, which lease was terminated in connection with the Acquisition; and (6) the addition of $121 of compensation expense related to the new deferred compensation plan.

(c)   To reflect (1) the $83 decrease in annual depreciation expense related to the aircraft retained by the selling shareholders following the Acquisition; (2) the elimination of depreciation expense of $49 related to Compass Outfitters, which was retained by the selling shareholders following the Acquisition; (3) the elimination of depreciation expense of $85 related to other assets, primarily office furniture, fixtures and computers, that were distributed to the selling shareholders in connection with the Acquisition; and (4) the increase in depreciation of $376 and amortization of $6,118 due to the purchase price allocation.

(d)   To reflect the adjustments to interest expense as a result of (1) the increase in annual interest expense associated with $150,000 of variable rate debt under the term loan facility portion of the Company’s new senior credit facility; (2) the increase in annual interest expense associated with the issuance of $125,000 of Senior Subordinated Notes; (3) the elimination of interest expense of $4,777 associated with the predecessor Company’s indebtedness (including the amortization of related deferred financing fees); and (4) the amortization of deferred financing fees of $287 associated with the Company’s new senior credit facility and the New Senior Subordinated Notes.

(e)   To reflect the tax effect of the pro forma adjustments related to the Acquisition, resulting in a cumulative combined federal, state and foreign statutory tax rate of 37.4%.

The pro forma operating results for First Quarter Fiscal 2005 have not been adjusted for the following expenses that the Company does not expect to incur in the future.  Excluding these expenses, pro forma EBITDA for First Quarter Fiscal 2006 and for First Quarter Fiscal 2005 would have been $12,504 and $10,739, respectively.

	First Quarter	First Quarter
	Fiscal 2006	Fiscal 2005
Pro Forma EBITDA	$12,383	$7,884
Professional Fees (a)	—	2,255
Board of directors expenses (b)	—	60
Community relations and other (c)	—	418
Non-cash compensation expense (d)	122	122
Total	122	2,855
EBITDA, as further adjusted	$12,505	$10,739

(a)   These professional fees primarily are related to the restructuring of the Fourth Supplemental Indenture on March 8, 2004 and to the Acquisition.

(b)   These expenses relate to Predecessor Pierre’s outside board of director fees.

(c)   These fees include community relations and other donations including contributions made to the former shareholder’s alma mater.

(d)   Represents non-cash compensation expense attributable to the accretion of dividends on the preferred stock of Pierre Holding Corp. held in a rabbi trust to fund PF Management’s obligations under a deferred compensation plan.

The following table provides a reconciliation from pro forma net loss to pro forma EBITDA:

	First Quarter Fiscal 2006	First Quarter Fiscal 2005
Pro Forma net loss	$(612)	$(2,812)
Income tax benefit	(378)	(1,680)
Interest expense	5,472	4,913
Depreciation and amortization	7,901	7,463
Pro Forma EBITDA	$12,383	$7,884

PIERRE FOODS, INC.

CONDENSED BALANCE SHEETS
For the First Quarter Fiscal 2006 Ended June 4, 2005 and the Fiscal Year Ended March 5, 2005

(in thousands)

	Successor Pierre	Successor Pierre
	June 4, 2005	March 5, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$—	$—
Accounts receivable, net	25,981	29,547
Inventories	50,013	45,448
Refundable income taxes	1,916	2,907
Deferred income taxes	5,764	5,764
Prepaid expenses and other current assets	4,042	2,955

Total current assets	87,716	86,621

PROPERTY, PLANT AND EQUIPMENT, NET	56,679	56,285

OTHER ASSETS:
Other intangibles, net	152,378	158,223
Goodwill	186,535	186,535
Deferred loan origination fees, net	8,587	8,924
Other	—	—

Total other assets	347,500	353,682

Total Assets	$491,895	$496,588

CURRENT LIABILITIES:
Current installments of long-term debt	$365	$422
Trade accounts payable	10,906	11,172
Accrued interest	4,838	1,832
Accrued payroll and payroll taxes	6,450	4,663
Accrued promotions	3,039	3,499
Accrued taxes (other than income and payroll)	1,202	950
Other accrued liabilities	1,149	1,421

Total current liabilities	27,949	23,959

LONG-TERM DEBT, less current installments	254,930	263,159

DEFERRED INCOME TAXES	52,930	52,930

OTHER LONG-TERM LIABILITIES	10,758	10,517

SHAREHOLDER’S EQUITY:
Common stock – Class A, 100,000 shares authorized, issued and outstanding at June 4, 2005 and March 5, 2005	150,270	150,352
Retained deficit	(4,942)	(4,329)

Total shareholder’s equity	145,328	146,023

Total Liabilities and Shareholder’s Equity	$491,895	$496,588

PIERRE FOODS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the First Quarter Fiscal 2006 Ended June 4, 2005 and the First Quarter Fiscal 2005 Ended June 5, 2004

(in thousands)

	Successor	Predecessor
	Pierre	Pierre
	First Quarter	First Quarter
	Fiscal 2006	Fiscal 2005
	(Unaudited)	(Unaudited)

Net cash provided by (used in) operating activities	$10,864	$(180)
Net cash used in investing activities (a)	(2,450)	(1,543)
Net cash provided by (used in) financing activities	(8,414)	1,633
Net increase (decrease) in cash and cash equivalents	—	(90)
Cash and cash equivalents, beginning of the period	—	205
Cash and cash equivalents, end of period	$—	$115

(a)   Includes capital expenditures totaling $2,450 and $1,543 for First Quarter Fiscal 2006 and First Quarter Fiscal 2005, respectively.